BLAKE DAWSON WALDRON L A W Y E R S	Level 32 Exchange Plaza 2 The Esplanade Perth WA 6000 www.bdw.com Tel + 61 8 9366 8000 Fax + 61 8 9366 8111 DX 169 Perth PO Box 7438 Cloisters Square Perth WA 6850 Australia
pSivida Limited Level 12, BGC Centre 28 The Esplanade PERTH WA 6000 Attention: The Directors	Partner Roger Davies Telephone (08) 9366 8022 Contact Murray Wheater Telephone (08) 9366 8792 Our reference DRD MRW 09-1412-4432 23 May 2007

Dear Sirs

Registration Statement on Form F-3 (Warrants)

We have acted as Australian legal advisers to pSivida Limited (Company) in connection with the Company's registration statement on Form F-3 (Registration Statement), to be filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 as amended (Securities Act) on or about the date of this opinion.

The Registration Statement relates to the sale by the Selling Security Holder (as defined below) of up to 241,037,510 ordinary shares in the Company represented by 24,103,751 American Depositary Shares that may be issued from time to time in connection with the Warrants issued by the Company. We are furnishing this opinion as exhibit 5.1 to the Registration Statement, subject to the final paragraph of this opinion.

l.	DEFINITIONS

In this opinion:

(a)	ACN means Australian Company Number.

(b)	ASIC means the Australian Securities and Investments Commission.

(c)	ASX means ASX Limited ACN 008 624 691 or the market operated by it, the Australian Securities Exchange, as the context requires.

(d)	ASX Listing Rules means the Listing Rules of ASX.

(e)	American Depositary Shares means American Depositary Shares each representing 10 ordinary, fully paid shares in the Company.

(f)	Company means pSivida Limited, registered in Western Australia, ACN 009 232 026.

PERTH
SYDNEY
MELBOURNE
BRISBANE
CANBERRA
PORT MORESBY
JAKARTA
SHANGHAI

BLAKE DAWSON WALDRON	23 May 2007

pSivida Limited	Page 2
Registration Statement of Form F-3 (Convertible Notes and Warrants)

(g)	Corporations Act means the Corporations Act 2001 (Cth).

(h)	Issue means the issue from time to time of up to an aggregate of 241,037,510 ordinary shares in the Company to be issued on exercise of the Warrants.

(i)	Relevant Jurisdiction means the State of Western Australia, Australia.

(j)	Relevant Laws means the laws of the Relevant Jurisdiction and the federal laws of Australia as they apply in the Relevant Jurisdiction.

(k)	Selling Security Holder means the selling security holder identified in the Registration Statement.

(1)	Warrants means:

(i)	the warrant to purchase American Depositary Shares issued by the Company on 15 November 2005;

(ii)	the warrant to purchase American Depositary Shares issued by the Company on 14 September 2006;

(iii)	the warrants to purchase American Depositary Shares issued by the Company on 15 May 2007,

and described in the section headed "The Offering in the Registration Statement.

In this opinion, headings are for convenience only and do not affect interpretation and references to paragraphs are to paragraphs of this opinion.

2.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

(a)	a search of the ASIC database in respect of the Company on 22 May 2007 which shows that the Company is registered;

(b)	the current constitution of the Company;

(c)
copies of the resolutions passed at the meetings of the board of directors of the Company held on 14 November 2005, 24 July 2006 and 7 May 2007, certified as true and correct copies by the company secretary of the Company;

(d)
a copy of the resolutions passed at the meetings of the shareholders of the Company held on 15 November 2005, and 20 February 2007, as announced to ASX on 15 November 2005 and 20 February 2007 respectively;

BLAKE DAWSON WALDRON	23 May 2007

pSivida Limited	Page 3
Registration Statement of Form F-3 (Convertible Notes and Warrants)

(e)
correspondence from the company secretary of the Company confirming that the Company had capacity under ASX Listing Rule 7.1, to issue the Warrants it issued on 14 September 2006 and certain of the Warrants issued by the Company on 15 May 2007; and

(f)	the draft Registration Statement dated 23 May 2007.

3.	SCOPE

This opinion relates only to the Relevant Laws in force at 9.00 am (Western Australian time) on the date of this opinion.

This opinion is given on the basis that it will be construed in accordance with the Relevant Laws.

4.	OPINION

Subject to the assumptions and qualifications set out below, we are of the following opinion:

(a)	the Company has been duly incorporated and is registered as a public company limited by shares under the Corporations Act;

(b)
the ordinary shares underlying the American Depositary Shares that may be issued on exercise of the Warrants will be, if allotted, issued and paid for as contemplated by the terms of issue of the Warrants, legally allotted and issued and fully paid at the time of issue.

5.	ASSUMPTIONS

For the purposes of this opinion, we have assumed that:

(a)	all signatures, seals and dates on the documents which we have reviewed are genuine;

(b)	if we have reviewed a draft of a document rather than a signed or executed copy, the document will be executed in the form of that draft:

(c)	if we have reviewed a copy of a document, rather than an original, the copy is a complete, genuine and accurate copy of the original;

(d)	the company secretary's certificates referred to in paragraph 2(c) accurately reflect the business transacted at the relevant meetings;

BLAKE DAWSON WALDRON	23 May 2007

pSivida Limited	Page 4
Registration Statement of Form F-3 (Convertible Notes and Warrants)

(e)	the resolutions referred to in paragraph 2(d) accurately reflect the business transacted at the relevant meetings;

(f)	the confirmations referred to in paragraph 2(e) are accurate;

(g)	any document that we have reviewed has not been and will not be amended, released or discharged, and no provision in it has been or will be waived;

(h)
the Registration Statement and the prospectus which is included in when filed with the Securities and Exchange Commission, will not differ in any material way from the draft of the Registration Statement and the prospectus which is included in it, which we have examined for the purposes of this opinion;

(i)	any factual statement made in any document which we have reviewed is true;

(j)	each issue of Warrants was conducted, and each Issue will be conducted, by the Company in good faith and in its best interests, for the purpose of carrying on its business;

(k)	in connection with the issue of the Warrants, and each Issue:

(i)	no party has contravened or will contravene any Relevant Laws including, without limitation, the Corporations Act and the Foreign Acquisitions and Takeovers Act 1975 (Cth);

(ii)	no party has contravened or will contravene the ASX Listing Rules;

(iii)	the Company has not contravened and will not contravene its constitution;

(iv)	the Company has not contravened or breached, and will not contravene or breach, any agreement or instrument binding on it;

(v)	the Company has not contravened and will not contravene any order, requirement or restriction imposed on it by a court or governmental body in the Relevant Jurisdiction;

(l)	the Company was and will be solvent at the time of and immediately after the issue of the Warrants and each Issue, and is solvent at the date of this opinion;

(m)
the meetings of the Company's board of directors and shareholders to approve the issue of the Warrants (and ordinary shares that may be issued in connection with the Warrants) were and will be properly convened and:

BLAKE DAWSON WALDRON	23 May 2007

pSivida Limited	Page 5
Registration Statement of Form F-3 (Convertible Notes and Warrants)

(i)
the resolutions referred to in paragraphs 2(c) and 2(d) were properly passed as valid decisions of the board of directors of the Company or the Company's shareholders (as the case may be) and have not been and will not be subsequently revoked, cancelled or varied; and

(ii)	the directors of the Company have properly performed their duties and all provisions relating to the declaration of interest and voting were duly observed; and

(n)
where any obligation in connection with an Issue is to be performed in any jurisdiction other than the Relevant Jurisdiction, or is subject to any laws other than the Relevant Laws, it will not be illegal, invalid or unenforceable under the laws of that jurisdiction or such other laws.

We have not investigated whether the assumptions in this paragraph 5 are correct.

None of the assumptions is limited by reference to any other assumption.

6.	QUALIFICATIONS

Our opinion is subject to the following qualifications.

6.1	Searches

We have not made any independent investigations or searches, other than requests to ASIC for the company search referred to in paragraph 2(a) (the information disclosed in the search results rely on information lodged by the Company, and the search results may not be complete, accurate or up to date).

6.2	General qualifications

(a)	We have relied, as to certain matters of fact, on information provided by officers of the Company.

(b)	This opinion only relates to the laws of the Relevant Jurisdiction. We express no opinion on laws other than the Relevant Laws.

None of the qualifications is limited by reference to any other qualification.

7.	CONSENT

We hereby consent to e use of this opinion in, and the filing of this opinion, as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" and elsewhere in, the prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission under the Securities Act.

BLAKE DAWSON WALDRON	23 May 2007

pSivida Limited	Page 6
Registration Statement of Form F-3 (Convertible Notes and Warrants)

8.	RELIANCE

This opinion is addressed solely to the Company.

Other than as contemplated in paragraph 7, this opinion may not, in whole or in part, without our prior written consent be:

(a)	relied upon by any other person;

(b)	disclosed to any other person; or

(c)	filed with any government or other agency or quoted or referred to in a public document,

except as required by law.

Yours faithfully

/s/ BLAKE DAWSON WALDRON